SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                Date of report (Date of earliest event reported):
                                January 23, 1998



                          OneLink Communications, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


       0-25764                                          41-1675041
(Commission File Number)                 (I.R.S. Employer Identification Number)


                          10340 Viking Drive, Suite 150
                             Eden Prairie, MN 55344
               (Address of Principal Executive Offices) (Zip Code)


                                 (612) 996-9000
              (Registrant's Telephone Number, Including Area Code)


                                MarketLink, Inc.
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.    Other Events.

     OneLink Communications, Inc. learned yesterday a decision to delist OneLink's stock from trading on Nasdaq's SmallCap Market could be made as early as Friday, January 23, 1998. OneLink also learned it may not be given 30 days to appeal a decision to delist OneLink's stock.

     OneLink's common stock trades on the Nasdaq SmallCap Market. Nasdaq's new continued listing rules apply more onerous standards for companies to remain listed for trading after February 23, 1998. OneLink's total assets are not expected to meet the SmallCap Market's continued listing requirements by February 23, 1998.

     In October, 1997, Nasdaq advised OneLink its Review Committee would be considering OneLink's ability to meet the new continued listing requirements. In effect, Nasdaq appeared to be planning to apply to OneLink the new requirements before they generally went into force on February 23, 1998. OneLink formally objected.

     Nasdaq advised OneLink on January 22, 1998, a Review Committee has made a decision concerning OneLink's continued listing and the matter will be presented to the NASD Board of Governors at its January meeting being held today, January 23, 1998. Nasdaq's recent notice appears to confirm Nasdaq will decide whether OneLink satisfied the new requirements as of November 12, 1997, not as of February 23, 1998. OneLink did not meet the impending standards on November 12, 1997, and formally asked Nasdaq again this week not to make any decision about OneLink before February 23, 1998. If the Board of Governors reviews OneLink's continued Nasdaq listing based upon OneLink's ability to meet the new continued lisitng standards as of November 12, 1997, OneLink will not meet them and delisting is likely to follow virtually immediately.

     Aside from the desirability of meeting the new continued listing requirements, OneLink does not foresee a need at this time to raise additional cash during 1998. OneLink is concerned investors will think its inability to meet the new continued listing requirements means OneLink is experiencing a financial crisis when OneLink believes such a conclusion is not warranted.

     If the NASD Board of Governors decides today, or at any other time, to delist OneLink's stock from the SmallCap Market, trading in OneLink's stock could only be conducted in the non-Nasdaq over-the-counter market, such as in connection with the OTC Bulletin Board. If OneLink's stock were to trade in connection with the OTC Bulletin Board, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, OneLink's stock. In addition, OneLink would be subject to a Securities Exchange Commission rule governing securities that trade at prices below $5, called "penny stock." The rule will impose various sales practice requirements on broker-dealers who sell OneLink's stock as long as it is "penny stock." The broker-dealer requirements include making a suitability determination for the purchaser and receiving the purchaser's written consent to the transaction. Consequently, the penny stock rule may discourage broker-dealers from effecting transactions in OneLink's stock, which could reduce the liquidity of the stock and have a material adverse effect on the trading market for OneLink stock.

     OneLink has learned that documents it filed via Edgar prior to November 15, 1997, are listed in the Edgar database under OneLink's previous name of MarketLink, Inc. Persons seeking information about OneLink should search under the name of "MarketLink, Inc." for filings made prior to November 15, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ONELINK COMMUNICATIONS, INC.
                                    (Registrant)


Date:  January 23, 1998             By  /s/ Michael J. Ryan
                                        Michael J. Ryan, Chief Financial Officer